UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

AmCOMP Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-51767	65-0636842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 U.S. Highway One, North Palm Beach, Florida		33408
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 840-7171

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2008, AmCOMP Incorporated, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Employers Holdings, Inc., a Nevada corporation ("Parent") and Sapphire Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), providing for the acquisition of the Company by Parent.

Pursuant to the Merger Agreement, each issued and outstanding share of common stock, $0.01 par value (the "Common Stock"), of the Company, other than dissenting shares or shares owned by the Company as treasury stock, or by Parent or Merger Sub, will be converted into the right to receive $12.50 per share in cash. As part of the Merger Agreement, Merger Sub will merge with and into the Company with the Company being the surviving corporation in the merger. The Board of Directors of the Company and Parent each approved the entry into the Merger Agreement.

The Merger Agreement and related transactions are subject to the approval of the Company's stockholders, the expiration or termination of applicable waiting periods under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, the receipt of other material regulatory approvals, including from the Florida Office of Insurance Regulation, and certain other customary closing conditions.  The merger and related transactions are expected to be completed by the end of the second quarter of 2008.

The Company has made customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement contains a “no shop” restriction on the Company’s ability to solicit third party proposals, provide information to and engage in discussions and negotiations with third parties. The no shop provision is subject to a “fiduciary out” provision that allows the Company, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to written third party acquisition proposals submitted after the date of the Merger Agreement that the Board of Directors believes in good faith to be bona fide and determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or could be expected to result in a “Company Superior Offer,” as defined in the Merger Agreement.

Parent may terminate the Merger Agreement under certain circumstances, including if the Company’s Board of Directors changes or withdraws its recommendation that the Company stockholders adopt the Merger Agreement. In connection with such termination, the Company may be required to pay a fee of $8 million to Parent. The Company may terminate the Merger Agreement as a result of Parent’s breach of any of its representations, warranties, covenants or agreements under the Merger Agreement. In connection with Parent’s breach of any of its covenants or agreements or of its representation and warranty that is has sufficient funds to complete the transaction, Parent may be required to pay a termination fee of $8 million to the Company.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.  The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company.  The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's website at www.sec.gov.  The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention: George E. Harris, Secretary, AmCOMP Incorporated, 701 U.S. Highway One, North Palm Beach, Florida 33408, Telephone: (561) 840-7171.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

Item 8.01.	OtherEvents.

On January 10, 2008, Parent entered into Voting and Support Agreements (each a “Voting Agreement” and collectively, the “Voting Agreements”) with each of Fred R. Lowe, the Company’s Chairman, President and Chief Executive Officer, Sam A. Stephens, a director of the Company, Welsh, Carson, Anderson & Stowe, VII, L.P. and WCAS Healthcare Partners, L.P., relating to an aggregate of approximately 17.2% of the Company’s outstanding Common Stock and pursuant to which each of the aforementioned stockholders has agreed, in their capacities as stockholders, upon the terms and subject to the conditions set forth in their respective Voting Agreements, to vote all shares of Common Stock beneficially owned by such stockholder in accordance with the terms of such Voting Agreements.

On January 10, 2008, the Company issued a press release announcing the entry into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 10, 2008, by and among AmCOMP Incorporated, Employers Holdings, Inc. and Sapphire Acquisition Corp.*

99.1	Press Release dated January 10, 2008.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmCOMP INCORPORATED

Dated: January 11, 2008	By:	/s/ Kumar Gursahaney
Name: Kumar Gursahaney
Title: Senior Vice President, Chief Financial Officer and Treasurer